Filed Pursuant to Rule 424(b)(7)
Registration No. 333-285707

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 11, 2025)

2,277,002 Shares

Common Stock

This prospectus supplement relates to the resale by the selling stockholders referenced in this prospectus supplement (the “selling stockholders”) of up to 2,277,002 shares of common stock, par value $0.0001 per share (the “common stock”), of Rocket Lab Corporation. We issued these shares on April 14, 2026 in a private placement transaction as partial consideration for our previously announced acquisition of Mynaric AG, pursuant to a Stock Purchase Agreement, dated as of September 25, 2025, by and among Rocket Lab Corporation, Rocket Lab USA, Inc., OC III LVS LIII LP, CO Finance II LVS I LLC, Rocket Lab Germany GmbH via joinder dated April 13, 2026 and OC IV LVS VI LP via joinder dated April 13, 2026 (the “Stock Purchase Agreement”). We have filed this prospectus supplement with the Securities and Exchange Commission (“SEC”) in connection with certain registration rights that we have granted the selling stockholders under the Stock Purchase Agreement.

We will not receive any proceeds from the sale of the shares of our common stock offered by this prospectus supplement. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders may sell the shares on any national securities exchange on which the shares may be listed at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of its shares using this prospectus supplement.

The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement and we do not know if, when or in what amounts the selling stockholders may sell its shares hereunder.

You should carefully read this prospectus supplement, the accompanying prospectus as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “RKLB.” On May 6, 2026, the last sale price of our common stock as reported on Nasdaq was $84.65 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 8, 2026.

This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On March 11, 2025, Rocket Lab USA, Inc., a Delaware corporation, our predecessor, filed with the SEC an automatic registration statement on Form S-3ASR (File No. 333-285707) (the “Automatic Shelf Registration Statement”) utilizing a shelf registration process relating to certain securities that may be offered by us or the selling securityholder, including the securities described in this prospectus supplement, which became effective automatically upon filing. On May 27, 2025, we filed Amendment No. 1 to the Automatic Shelf Registration Statement pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to adopt the Automatic Shelf Registration Statement of Rocket Lab USA, Inc. following the Holding Company Reorganization (as defined below), which amendment became effective automatically upon filing. As a result, references to the issuer and securities offered under the base prospectus accompanying this prospectus supplement refer to Rocket Lab Corporation and its securities following the Holding Company Reorganization.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you from those documents which we have filed or may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later unless specially noted otherwise in such later-filed document. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholders are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of shares of our common stock under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the selling stockholders will have any responsibility therefor.

Unless the context otherwise indicates, references in this prospectus supplement to “Rocket Lab”, “we,” “our” and “us” refer, collectively, to Rocket Lab Corporation, a Delaware corporation, and its consolidated subsidiaries, and prior to the Holding Company Reorganization (defined below), to our predecessor Rocket Lab USA, Inc. and its consolidated subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the matters set forth in the section titled “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Overview

Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space.

While our business has historically been centered on the manufacture of small-class launch vehicles and the related sale of launch services, we are currently innovating in the areas of medium-class launch vehicle and launch services, space systems design and manufacturing, on-orbit management solutions and space data applications. Each of these initiatives addresses a critical component of the end-to-end solution and our value proposition for the space economy:

●	Launch Services is the design, manufacture, and launch of orbital rockets to deploy payloads to various Earth orbits and interplanetary destinations.

●	Space Systems is the design and manufacture of components and spacecraft program management services, space data applications, mission operations and optical systems.

Electron launch vehicle (“Electron”) is our orbital small launch vehicle that was designed from the ground up to accommodate a high launch rate business model to meet the growing and dynamic needs of our customers for small launch services. Since its maiden launch in 2017, Electron has become the leading small spacecraft launch vehicle delivering over 200 spacecraft to orbit for government and commercial customers across 81 successful missions through March 31, 2026. In 2025, Electron was the second most frequently launched orbital rocket. Our launch services program has seen us develop many industry-leading innovations, including 3D printed electric turbo-pump rocket engines, fully carbon composite first stage fuel tanks, a private orbital launch complex, a rocket stage that can be configured to convert into a highly capable spacecraft on orbit, and the potential ability to successfully recover a stage from space, providing a path to reusability.

In March 2021, we announced plans to develop our reusable-ready medium-capacity Neutron launch vehicle (“Neutron”) that will increase the payload capacity of our space launch vehicles to approximately 13,000 kg for reusable configuration launches to low Earth orbit and support lighter payloads for higher orbits. Neutron will be tailored for commercial and U.S. government constellation launches and ultimately configurable for and capable of human space flight, enabling us to provide crew and cargo resupply to space stations. Neutron will also provide a dedicated service to orbit for larger civil, defense and commercial payloads that need a high level of schedule control and high-flight cadence. We expect to be able to leverage Electron’s flight heritage across various vehicle subsystems designs, launch complexes and ground station infrastructure.

Our space systems initiatives are supported by the design and manufacture of our spacecraft family along with a range of components, software and services for spacecraft, including reaction wheels, star trackers, radios, separation systems, solar solutions, command and control spacecraft software, high voltage space grade battery solutions, optical systems and additional products in development to serve a wide variety of sub-system functions. We entered this market with our acquisition of leading spacecraft components manufacturer Sinclair Interplanetary, and have since expanded our market participation with the acquisitions of Planetary Systems Corporation, SolAero Technologies Corp., Advanced Solutions, Incorporated and GEOST LLC. Each of these strategic acquisitions brought incremental vertically-integrated capabilities for our own spacecraft family and also enabled Rocket Lab to deliver high-volume manufacturing of critical spacecraft components and software solutions at scale prices to the broader spacecraft merchant market. Our spacecraft family, which are configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions enable us to offer an end-to-end mission solution encompassing launch, full spacecraft manufacturing, ground services, mission operations and optical systems to provide customers with streamlined access to orbit with Rocket Lab as a single mission partner.

Corporate information

Our predecessor entity, Rocket Lab USA, Inc., completed a merger with Vector Acquisition Corporation (“Vector”) on August 25, 2021 (the “Business Combination”), in conjunction with which Vector changed its name to Rocket Lab USA, Inc. (“Rocket Lab USA”). On May 23, 2025, Rocket Lab USA implemented a holding company reorganization in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the “Holding Company Reorganization”) pursuant to the Agreement and Plan of Merger, dated as of May 23, 2025 (the “Merger Agreement”), by and among Rocket Lab USA, Rocket Lab Corporation and Rocket Lab Merger Sub, Inc., a newly-formed Delaware corporation (“Merger Sub”). Pursuant to the Holding Company Reorganization, Rocket Lab USA merged with and into Merger Sub, a direct wholly owned subsidiary of Rocket Lab Corporation and an indirect wholly owned subsidiary of Rocket Lab USA, with Rocket Lab USA surviving as a direct wholly owned subsidiary of Rocket Lab Corporation. At the Effective Time (as defined in the Merger Agreement), (i) the separate existence of Merger Sub ceased, (ii) each share of Rocket Lab USA common stock, par value $0.0001 per share (“Rocket Lab USA Common Stock”), issued and outstanding immediately prior to the Effective Time, was automatically converted into one share of Rocket Lab Corporation common stock, par value $0.0001 per share, having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of Rocket Lab USA Common Stock immediately prior to consummation of the Holding Company Reorganization and (iii) each share of Rocket Lab USA Series A Convertible Participating Preferred Stock, par value $0.0001 per share (“Rocket Lab USA Preferred Stock”), issued and outstanding immediately prior to the Effective Time was automatically converted into one share of Rocket Lab Corporation Series A Convertible Participating Preferred Stock, par value $0.0001 per share, having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of Rocket Lab USA Preferred Stock immediately prior to consummation of the Holding Company Reorganization.

Our corporate headquarters are located at 3881 McGowen Street, Long Beach, California 90808, and our telephone number is (714) 465-5737. Our website is located at www.rocketlabcorp.com. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Issuer	Rocket Lab Corporation

Common stock offered by the selling stockholders	Up to 2,277,002 shares of our common stock.

Common stock outstanding prior to this offering	578,750,990 shares of our common stock (as of April 30, 2026). The number of outstanding shares of our common stock will not change as a result of this offering.

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale, if any, of shares of our common stock in this offering. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See the section titled “Use of Proceeds” for more information.

Risk factors	Investing in our common stock involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol	“RKLB”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein, you should carefully consider the risks described below, as well as the risks discussed under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as amended or updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Certain of the risks discussed may have occurred in the past, and the disclosures below and in the documents incorporated by reference are not representations or warranties regarding whether or not any risk has occurred in the past, but are discussed because future occurrences thereof could have a material adverse effect on our business, financial condition and results of operations.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

Additional Risks Related to the Offering

Future sales or issuances of our common stock in the public markets, including sales by our directors and officers and the selling stockholders, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. The selling stockholders may sell large quantities of our common stock at any time pursuant to the registration statement of which this prospectus supplement forms a part in one or more separate offerings. In addition, our directors and officers are not subject to any “lock-up” or other agreements restricting them from selling shares of common stock during or in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement, and accordingly, subject to securities law restrictions, our directors and officers may sell shares of our common stock at any time. We cannot predict the effect that future sales of our common stock or other equity-related securities, including by our directors and officers and the selling stockholders, or the effect that the timing of any such sales, would have on the market price of our common stock.

It is not possible to predict the actual number of shares of our common stock that the selling stockholders will sell under this prospectus supplement, or the gross proceeds resulting from those sales.

The number of shares, if any, that are sold by the selling stockholders under this prospectus supplement will fluctuate based on a number of factors, including the market price of our common stock and the demand for our common stock during the sales period. The selling stockholders may choose not to sell some or all of its shares in this offering.

The market price of shares of our common stock may be volatile, which could cause the value of your investment to decline.

If you purchase shares of our common stock, you may not be able to resell those shares at or above the price you paid. The market price of our common stock may be highly volatile and may fluctuate or decline significantly in response to numerous factors, some of which are beyond our control. It is possible that an active trading market will not be sustained. The securities markets have experienced and continue to experience significant volatility. Market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

●	variations in quarterly operating results or dividends, if any, to stockholders;

●	additions or departures of key management personnel;

●	publication of research reports about our industry;

●	rumors and market speculation involving us or other companies in our industry, which may include short seller reports;

●	litigation and government investigations;

●	changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business;

●	adverse market reaction to any indebtedness incurred or securities issued in the future;

●	changes in market valuations of similar companies;

●	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments;

●	the impact of any tariffs, future bank failures, public health crises or geopolitical events such as tensions in and around Ukraine, Israel, Iran and other areas of the world; and

●	the impact of any of the foregoing on our management, employees, partners, customers, and operating results.

Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation could result in substantial costs and a diversion of management’s attention and resources.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain future earnings, if any, for use in our business operations. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. For example, in connection with the Direct Funding Agreement with the United States Department of Commerce, we are currently restricted from buying back outstanding shares of our capital stock without obtaining prior approval and from paying dividends. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties (some of which are beyond our control) and assumptions. Forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus include, but are not limited to, statements about:

●	Our ability to effectively manage future growth and achieve operational efficiencies;

●	any inability of us to operate Electron at its anticipated launch rate, including due to any government action related to launch failure and our ability to operate, could adversely impact our business, financial condition and results of operations;

●	our inability to develop Neutron or significant delays in developing Neutron could adversely impact our business, financial condition and results of operations;

●	success in retaining or recruiting, or changes required in, officers, key employees or directors, and our ability to attract and retain key personnel, including Sir Peter Beck, our President, Chief Executive Officer and Chairman;

●	our inability to utilize our launch pads at our private launch complex in Mahia, New Zealand or at NASA’s Wallops Flight Facility, at Wallops Island, Virginia with sufficient frequency to support our launch cadence and future related revenue growth expectations could adversely impact our business, financial condition and results of operations;

●	our spacecraft, space systems or space system components failing to operate as intended could have a material adverse effect on our business, financial condition and results of operations;

●	the ability to implement our business plans, forecasts and other expectations, including the integration of recently acquired businesses, and to identify and realize additional opportunities;

●	changes in the competitive and highly regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;

●	changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;

●	changes in trade policies, including tariffs;

●	loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;

●	the inability to comply with, and costs associated with complying, any contractual requirements, covenants and applicable regulations, and specifically, United States (“U.S.”) government contract regulations, which could result in loss of contract opportunities, contract modifications or termination, assessment of penalties and fines, and suspension or debarment from U.S. government contracting or subcontracting;

●	defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;

●	any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;

●	inability or failure to protect intellectual property;

●	disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials, including restrictions on our ability to obtain rare earth minerals;

●	the diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

●	global inflation and interest rates, and fluctuations in foreign exchange rates;

●	impacts of the wars in Ukraine, Israel, Iran or other global conflicts;

●	the risk of downturns in government and commercial launch services and spacecraft industries;

●	our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; and

●	other factors detailed in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, and those risk disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by a global crises and/or any response to such a crisis and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are based on information available to us and expectations, forecasts, assumptions and beliefs concerning future developments and their potential effects at the time when made, and involve a number of judgments, risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these projections to be reasonable as of the date of this prospectus supplement, actual results may differ from the projections.

USE OF PROCEEDS

We are filing this prospectus supplement to permit holders of shares of our common stock described in the section entitled “Selling Stockholders” to resell the shares described in such section. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus supplement relates to the resale by the selling stockholders referenced in this prospectus supplement of up to 2,277,002 shares of our common stock in the aggregate. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common stock by the selling stockholders as of April 30, 2026. The information in the table below with respect to the selling stockholders has been obtained from each selling stockholder. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as its respective pledgees, donees, transferees or other successors-in-interest. The selling stockholders may sell all, some or none of the shares of our common stock subject to this prospectus supplement. See “Plan of Distribution.”

The number of shares of our common stock beneficially owned prior to the offering for each selling stockholder includes all common stock beneficially held thereby as of April 30, 2026. The percentages of shares owned before the offering are based on 578,750,990 shares of our common stock outstanding as of April 30, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

	Ownership Before Offering(1)		Maximum Shares Being Offered	Ownership After Offering(2)
Name of Selling Stockholder	Number of Shares	Percentage		Number of Shares	Percentage
OC III LVS LIII LP(3)	628,447	*	628,447	—	—
OC IV LVS VI LP(3)	1,538,612	*	1,538,612	—	—
PNC Bank, National Association, as Escrow Agent for the benefit of OC III LVS LIII LP(4)	31,883	*	31,883	—	—
PNC Bank, National Association, as Escrow Agent for the benefit of OC IV LVS VI LP(4)	78,060	*	78,060	—	—

*	Less than 1%.
(1)	Consists of the maximum number of shares of our common stock being offered pursuant to this prospectus supplement by the selling stockholder.
(2)	Assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus supplement and that the selling stockholder does not buy or sell any additional shares of our common stock prior to the completion of the offering.
(3)	OC III LVS LIII LP and OC IV LVS VI LP (the “PIMCO Funds”) are private funds of which Pacific Investment Management Company LLC (“PIMCO”) is the investment manager. PIMCO, as the investment manager, may be deemed to have or to share voting and investment power with respect to the shares held by each of the PIMCO Funds. The address for PIMCO and the PIMCO Funds is 650 Newport Center Drive, Newport Beach, CA 92660.
(4)	PNC Bank, National Association is the record holder of the shares. The PIMCO Funds and PIMCO as the investment manager of the PIMCO Funds may be deemed to have or to share voting and investment power with respect to these shares. The address for the selling stockholder is 80 South 8th Street, Suite 3715, Minneapolis, MN 55402 and the address for the PIMCO Funds and PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

PLAN OF DISTRIBUTION

The selling stockholders and their permitted assignees and successors-in-interest may, from time to time, sell any or all of the shares covered by this prospectus supplement on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until the earliest to occur of (i) the date on which all of the shares of our common stock covered by this prospectus supplement have been sold, (ii) such time as the selling stockholders are eligible to sell all of its shares of our common stock under Rule 144 of the Securities Act without any limitation as to volume or manner of sale or (iii) such shares of our common stock cease to be outstanding, subject to certain exceptions. We have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares and will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees.

Agents and dealers may be entitled under agreements to indemnification by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or dealers may be required to make. Agents and dealers or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and the broker-dealer.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by it will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements of Rocket Lab Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Rocket Lab Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rocketlabcorp.com. Information accessible on or through our website is not a part of or incorporated by reference into this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement and related exhibits may be obtained from the SEC or us, as provided in the section titled “Incorporation by Reference.” Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is periodically updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 7, 2026;

●	Current Reports on Form 8-K filed with the SEC on January 22, 2026 (with respect to Item 8.01 only), March 12, 2026, March 17, 2026, March 30, 2026 and April 14, 2026 (with respect to Items 3.02 and 8.01 only); and

●	The description of our capital stock contained in our Form 8-K12B filed with the SEC on May 23, 2025, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You can request a copy of these filings by writing or telephoning us at the following address or telephone number:

Rocket Lab Corporation

3881 McGowen Street

Long Beach, California 90808

Attention: Corporate Secretary

(714) 465-5737

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.rocketlabcorp.com. The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of or incorporated by reference in this prospectus supplement and the inclusion of any website address in this prospectus supplement is an inactive textual reference only.

PROSPECTUS

Rocket Lab USA, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time offer and sell the securities identified above in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well the documents incorporated by reference herein and therein, before you invest. The securities may be offered by us or by selling securityholders in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “RKLB.” On March 10, 2025, the closing price for our common stock, as reported on Nasdaq, was $17.12 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2025.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
THE COMPANY	5
USE OF PROCEEDS	6
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF UNITS	22
SELLING SECURITYHOLDERS	25
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	29
EXPERTS	29
WHERE YOU CAN FIND MORE INFORMATION	29
INCORPORATION BY REFERENCE	30

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SE”) under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and/or any selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer and sell securities, we or the selling securityholders will provide you with one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement or a free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with the accompanying prospectus supplement and any related free writing prospectus, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus, the accompanying prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Neither we nor any selling securityholder have authorized anyone to provide you with different or additional information from that set forth in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein may contain market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

Unless the context otherwise indicates, references in this prospectus to “Rocket Lab”, “we,” “our” and “us” refer, collectively, to Rocket Lab USA, Inc., a Delaware corporation, and its consolidated subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the @ and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K , as well as any risk factors included in our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and the other documents we file with the SEC that are incorporated by reference in this prospectus, along with any risk factors identified in a prospectus supplement or any applicable free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this report may include, for example, statements about:

•	Our ability to effectively manage future growth and achieve operational efficiencies;

•

any inability of us to operate our Electron Launch Vehicle (“Electron”) at its anticipated launch rate, including due to any government action related to launch failure and our ability to operate, could adversely impact our business, financial condition and results of operations;

•	our inability to develop our Neutron Launch Vehicle (“Neutron”) or significant delays in developing Neutron could adversely impact our business, financial condition and results of operations;

•

our inability to utilize our launch pads at our private launch complex in Mahia, New Zealand or at NASA’s Wallops Flight Facility, at Wallops Island, Virginia with sufficient frequency to support our launch cadence and future related revenue growth expectations;

•	our spacecraft, space systems or space system components failing to operate as intended could have a material adverse effect on our business, financial condition and results of operations;

•

changes in the competitive and highly regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;

•	changes in governmental policies, priorities, regulations, mandates or funding for programs in which we or our customers participate, which could negatively impact our business;

•

loss of, or default by, one or more of our key customers or inability of customers to fund contractual commitments, which could result in a decline in future revenues, cancellation of contracted launches or space systems orders or termination or default of existing agreements;

•

the inability to comply with, and costs associated with complying, any applicable regulations, and specifically, U.S. government contract regulations, which could result in loss of contract opportunities, contract modifications or termination, assessment of penalties and fines, and suspension or debarment from U.S. government contracting or subcontracting;

•

success in retaining or recruiting, or changes required in, officers, key employees or directors, and our ability to attract and retain key personnel, including Peter Beck, our President, Chief Executive Officer and Chairman;

•

defects in or failure of our products to operate in the expected manner, including any launch failure, which could result in a loss of revenue, impact our business, prospects and profitability, increase our insurance rates and damage our reputation and ability to obtain future customers;

•	inability or failure to protect intellectual property;

•	disruptions in the supply of key raw materials or components used to produce our products or increases in prices of raw materials;

•	the ability to implement our business plans, forecasts and other expectations, including the integration of recently acquired businesses, and to identify and realize additional opportunities;

•

the diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

•	our inability to effectively integrate or benefit from recently purchased assets or businesses;

•	global inflation and interest rates;

•	impacts of the war in Ukraine or Israel or other global conflicts;

•	fluctuations in foreign exchange rates;

•	the risk of downturns in government and commercial launch services and spacecraft industries;

•	our ability to anticipate changes in the markets for rocket launch services, mission services, spacecraft and spacecraft components;

•	the inability or failure to comply with contractual requirements or covenants;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•

any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.“

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by a global crises and/or any response to such a crisis and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. It is not possible to predict or identify all such risks.

The forward-looking statements contained in this prospectus are based on information available to us at the time of this prospectus and current expectations, forecasts, assumptions and beliefs concerning future developments and their potential effects, and involve a number of judgments, risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Our Mission: We Open Access to Space to Improve Life on Earth.

Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.

We design and manufacture small and medium-class rockets, spacecraft and spacecraft components and related software and services to support the space economy. Our launch services are used to place spacecraft into Earth orbit and escape trajectories, and utilize orbital launch vehicles that place payloads into a variety of planes/inclinations and altitude trajectories. Our space systems solutions are the building blocks for spacecraft, which includes composite structures, reaction wheels, star trackers, solar power solutions, radios, separation systems, and command and control spacecraft software. Our family of spacecraft product lines is configurable for a range of low Earth orbit, medium Earth orbit, geosynchronous orbit and interplanetary missions.

Our corporate headquarters are located at 3881 McGowen Street, Long Beach, California 90808, and our telephone number is (714) 465-5737. Our website is located at www.rocketlabusa.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and the certificate of designation for the Series A Preferred Stock (the “Certificate of Designation”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

The Certificate of Incorporation authorizes the issuance of 2,500,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

Voting rights

Each share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of legally available funds.

Rights upon liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other rights

No holders of our common stock will be entitled to preemptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.

Preferred Stock

General

Under the Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value;

•	he number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Series A Preferred Stock

On December 3, 2024, we entered into an exchange agreement with The Equatorial Trust (the “Trust”), a family trust established by Sir Peter Beck (“Sir Peter”), our Founder, President, Chief Executive Officer and Chairman,

to exchange 50,951,250 shares of our common stock into 50,951,250 shares of our Series A Convertible Participating Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”). On January 7, 2025, the exchange was consummated and we filed the Certificate of Designation with the Secretary of State of the State of Delaware, which became effective upon filing. At the Closing, we issued 50,951,250 shares of Series A Preferred Stock to the Trust. The terms of the Series A Preferred Stock are described in further detail below.

Conversion Rights; Conversion Rate Adjustments

Pursuant to the terms of the Certificate of Designation, each share of Series A Preferred Stock will be convertible at any time at the option of the holder of the Series A Preferred Stock (a “Holder”) into a number of shares of common stock at the then-applicable conversion rate (the “Conversion Rate”). In addition, each share of Series A Preferred Stock will automatically convert into a number of shares of common stock at the Conversion Rate upon the earliest to occur of (a) a transfer of such share (other than to a Permitted Transferee), (b) the first date on which Sir Peter no longer serves as (i) our Chief Executive Officer or (ii) such other executive officer position of us as approved by the Board, (c) Sir Peter’s death or permanent disability, or (d) the first date on which the outstanding shares of Series A Preferred Stock no longer represent a minimum beneficial ownership by Sir Peter of five percent. A “Permitted Transferee” is defined in the Certificate of Designation and includes Sir Peter and his controlled affiliates. The Series A Series A Preferred Stock is not redeemable by us at any time.

The initial Conversion Rate for each share of Series A Preferred Stock is one share of common stock, and is subject to adjustment, including for stock dividends, distributions, stock splits and stock combinations. In addition, if we (a) issue securities entitling the holder thereof to acquire common stock or (b) declare or make any dividend or other distribution of our assets, a Holder will be entitled to participate to the same extent if the Holder had held the number of shares of common stock acquirable upon conversion of such Holder’s Series A Preferred Stock. The Certificate of Designation also contains customary protections in the event of changes in common stock as a result of certain fundamental change transactions.

Director Designation Right

The Certificate of Designation provides that, so long as any shares of Series A Preferred Stock are outstanding, the Holders, voting exclusively and as a separate class, will be entitled to designate and elect at least one individual to serve on the Board as a director (a “Series A Preferred Stock Director”). The initial Series A Preferred Stock Director is Sir Peter. Sir Peter will serve an initial term that expires at our annual meeting of stockholders in 2027.

In the event the Board increases its size to more than ten members, the Holders will be entitled to designate and elect, voting exclusively and as a separate class, one or more additional Series A Preferred Stock Directors in order to maintain the right to elect ten percent of the total number of authorized directorships, rounded up to the nearest whole number. Additional Series A Preferred Stock Directors will serve for an initial term fixed by the Board. After the initial term of a Series A Preferred Stock Director has expired, his or her successor shall be elected for a term expiring at the third annual meeting following his or her election, unless such term expires sooner. A Series A Preferred Stock Director will serve until the earlier of: (a) his or her successor being elected and qualified, (b) his or her earlier death, disability, retirement, resignation or removal or (c) such time as the size of the Board is automatically reduced.

To be eligible for election as a Series A Preferred Stock Director, a nominee (other than Sir Peter) must: (a) satisfy all requirements regarding service as a director of us under applicable law and regulation and our bylaws, (b) not be an immediate family member of Sir Peter or any Holder, (c) be independent of each Holder, and (d) have served on the board of directors of at least one publicly traded corporation, in the United States or elsewhere, within the last five years, or is otherwise well qualified in the reasonable judgment of the Board. The Series A Preferred Stock Director may be removed at any time as a director on the Board (without cause) upon the written request of the Holders by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time and with each share of Series A Preferred Stock entitled to one vote. At the first annual meeting of our stockholders held after such time as there are no shares of Series A Preferred Stock outstanding, the director designation and election rights will terminate.

Dividends

The Series A Preferred Stock is not entitled to any scheduled dividend payments. Holders will be entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to, and in the same form as dividends actually paid on, all or substantially all of the shares of common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock, subject to certain exceptions specified in the Certificate of Designation.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, after the satisfaction in full of our debts and the payment of any liquidation preference ranking senior to the Series A Preferred Stock, Holders will be entitled to receive an amount equal to $0.0001 per share of Series A Preferred Stock. Following the payment of the full amount of the liquidation preference in respect of all outstanding shares of Series A Preferred Stock, Holders participate pari passu with the holders of the common stock (on an as-if-converted-to-common-stock basis) in our net assets.

Voting and Consent Rights

The Series A Preferred Stock will have the right to vote on all matters submitted for a vote of the holders of the common stock, voting together as a single class with the common stock. Each Holder will be entitled to cast a number of votes per share equal to the number of shares of common stock into which a share of Series A Preferred Stock is convertible. In addition, we may not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series A Preferred Stock: (a) alter, amend or repeal any provision of our Certificate of Incorporation if it would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, (b) alter, amend, or repeal the Certificate of Designation, or (c) increase the authorized number of shares of Series A Preferred Stock or authorize the issuance of additional shares of Series A Preferred Stock.

Election of Directors and Vacancies

Subject to the rights of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the directors on the Board will be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Under the Bylaws, except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Subject to the rights of holders of any series of preferred stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring on the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth below.

Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors and to fill vacancies in the Board relating thereto, any and all vacancies in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors, when the number of directors is increased or decreased, the Board shall, subject to the Certificate of Incorporation, determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Quorum

Except as otherwise provided by applicable law, the Certificate of Incorporation or the Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, the stockholders representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “RKLB.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

The Certificate of Incorporation provides that holders of our common stock may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of our stockholders called in accordance with the Bylaws. The Bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

The Bylaws provide for advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Certificate of Incorporation and Bylaws

We may amend or repeal any provision contained in the Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, subject to the rights of any outstanding series of preferred stock, but in addition to any vote of the holders of any class or series of our stock required by law, (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, and (ii) the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of each class entitled to vote thereon as a class will be required to amend or repeal certain provisions of the Certificate of Incorporation.

Our Board shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by our Board shall require the approval of a majority of the directors on our Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of our stock required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such amendment, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws, provided that, if our Board recommends that the holders of our capital stock approve any amendment or repeal of the Bylaws at a meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote on such amendment or repeal, voting together as a single class.

Delaware Anti-Takeover Statute

Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

(1) the board of directors approves the acquisition of stock resulting in such person becoming an interested stockholder or the business combination before the time that the person becomes an interested stockholder;

(2) upon consummation of the transaction resulting in such person becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the business combination commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(3) the business combination is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, our Certificate of Incorporation contains provisions that eliminate the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following (i) any breach of a director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Bylaws provide that: (i) we are required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; (ii) we may indemnify our other employees and agents as set forth in the DGCL; (iii) we are required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and (iv) the rights conferred in the Bylaws are not exclusive.

We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving one of our directors or executive officers for which indemnification is sought.

The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of its directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carries liability insurance for our directors and officers. Certain of our directors are also indemnified by their employers with regard to service on our Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of ours to us or our stockholders; (iii) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; or (iv) any action asserting a claim against us or any current or former director, officer or other employee or stockholder of ours governed by the internal affairs doctrine.

In addition, the Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the federal district courts of United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under the section titled “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•

our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•

whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

•

the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

•

if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•

to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under the “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling securityholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register the resale of their securities. If this prospectus is used by selling securityholders for the resale of any securities registered under this registration statement, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or any other method permitted by law.

In addition, we may sell securities in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933).

Either we or the selling securityholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, either we or the selling securityholders will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods, including block trades, or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling securityholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and the names of the underwriters or agents and the terms of the related agreement will be set forth in the prospectus supplement relating to such offering.

In connection with the offering of securities, we or the selling securityholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholders grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling securityholders will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us or the selling securityholders to indemnification by us or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling securityholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in “at the market” offerings to or through a market maker or into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders or borrowed from us or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements of Rocket Lab USA, Inc. incorporated by reference in this Prospectus, and the effectiveness of Rocket Lab USA, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rocketlabusa.com. Our website and the information contained or connected to our website is not a part of this prospectus or any prospectus supplement and is not incorporated by reference in this prospectus or any prospectus supplement.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act with respect to the securities offered by this prospectus and the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	Current Report on Form 8-K filed with the SEC on January 10, 2025; and

•

The description of our capital stock contained on Form 8-A filed on September  24, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 27, 2025 including any amendments or reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by contacting us at the following address and telephone number:

Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, California 90808

Attention: Corporate Secretary

(714) 465-5737

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.rocketlabusa.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you any information other than that contained or incorporated by reference into this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

2,277,002 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 8, 2026